UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 14, 2005

CT COMMUNICATIONS, INC.

(Exact name of registrant as specified in its charter)

NORTH CAROLINA (State or other Jurisdiction of incorporation)	0-19179 (Commission File Number)	56-1837282 (IRS Employer Identification No.)

1000 PROGRESS PLACE NE P.O. BOX 227 CONCORD, NORTH CAROLINA (Address of principal executive offices)	28026-0227 (Zip Code)

Registrant’s telephone number, including area code: (704) 722-2500

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

ITEM 2.02 Results of Operations and Financial Condition.

On March 17, 2005, CT Communications, Inc. (the “Company”) announced its fourth quarter and full year 2004 results. The press release related to those results is furnished as Exhibit 99.1.

On March 18, 2005, the Company will hold an investor conference call and webcast to disclose financial results for the fourth quarter and full year 2004. The Supplemental Information package for use during this conference call is attached as Exhibit 99.2. All information in the Supplemental Information package is presented as of December 31, 2004, and the Company does not assume any obligation to correct or update said information in the future.

This information, including the Exhibits attached hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liability of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except as shall be expressly set forth by specific reference in such filing.

This Current Report on Form 8-K and the Exhibits attached hereto contain forward-looking statements within the meaning of the federal securities laws. These forward-looking statements are based on current expectations and are not guarantees of future performance. Further, the forward-looking statements are subject to the limitations listed in such Exhibits and in the Company’s other SEC reports, including that actual events or results may differ materially from those in the forward-looking statements.

ITEM 4.02 Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

(a)

The Company announced in a Current Report on Form 8-K filed with the Securities and Exchange Commission on February 24, 2005 (the “February 24 Report”) that the Company discovered certain errors relating to (i) the reporting of depreciation in the Company’s Internet business unit and (ii) the accounting for a computer system, acquired through a capital lease agreement, that also impacted certain accrual accounts. The Company indicated in the February 24 Report that it was still analyzing the impact of these adjustments on previously reported 2004 quarterly financial statements. The Company has now more fully analyzed the impact of these matters, and has identified certain other required adjustments to depreciation expense reported by the Company in 2002, 2003 and 2004 and the Company’s accounting related to three interest rate swap agreements purchased in 1999 and 2001. The additional depreciation errors, along with those relating to the Internet business unit, were due to calculation errors in the Company’s legacy fixed asset system, and were discovered during the installation of the Company’s new fixed asset reporting and tracking system. The Company will fully correct these errors in the appropriate prior periods as part of its restatement as described below.

The net impact of the corrections for the computer system accounting are as follows: an approximate $1.0 million increase in fixed assets at December 31, 2003, and an increase in related depreciation expense of approximately $0.2 million in each of 2003 and 2004. The cumulative impact of the foregoing change in depreciation expense, all other depreciation and accrual account adjustments required as part of this restatement, and the adjustments associated with the interest rate swap agreements resulted in an increase in net income of approximately $0.1 million, $1.6 million and $0.5 million in 2002, 2003 and 2004, respectively.

The Company also reported in its February 24 Report that it had identified, in connection with its internal control procedures over financial reporting, an error related to its accounting for certain telephone system sales that occurred primarily in the years 1999, 2000 and 2001 and resulted in the overstatement of revenue and accounts receivable. The cumulative impact of the error on net income in years after 2001 was approximately $0.2 million. The Company stated in its February 24 Report that it would correct the error for years after 2001 by recording the necessary adjustments in the fourth quarter of 2004. The Company will now, as part of its restatement, record these adjustments in the appropriate prior periods to more accurately represent those prior periods.

As part of this restatement, the Company has also restated certain previously recorded out-of-period items to include them in the periods in which they actually occurred in order to more accurately present the financial statements for those prior periods. The Company is continuing to evaluate other matters as part of its restatement process.

The cumulative impact in 2002, 2003 and 2004 from all of the matters being adjusted by the Company as part of this restatement is an increase in net income of approximately $0.1 million, $1.5 million and $0.6 million, respectively.

On March 14, 2005, the Audit Committee of the Board of Directors of the Company discussed the matters disclosed in this Item 4.02(a) with management and the Company’s independent registered public accounting firm, KPMG LLP. The Company is filing a notification with the Securities and Exchange Commission on Form 12b-25 concerning the Company’s need to delay filing of its Annual Report on Form 10-K for its fiscal year ended December 31, 2004 in order to complete the preparation of such report. The Company expects to file such Annual Report on Form 10-K on or before March 31, 2005. The Company will include restated results for the corrections discussed in this Current Report on Form 8-K and the February 24 Report in its Annual Report on Form 10-K for the year ended December 31, 2004. The Company will also file restated unaudited interim financial statements by amending its Quarterly Reports on Form 10-Q for the quarters ended March 31, 2004, June 30, 2004 and September 30, 2004. In the interim, as previously stated in the February 24 Report, investors should no longer rely on the financial statements currently on file with the Securities and Exchange Commission in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2003 and the unaudited financial statements for all interim periods through September 30, 2004.

Although the Company is still evaluating its internal control over financial reporting, the Company has determined that the internal control deficiencies that gave rise to the restatements of depreciation expense and the Company’s accounting for certain telephone system sales represent material weaknesses in internal control over financial reporting as of December 31, 2004, as defined by the Public Company Accounting Oversight Board’s Auditing Standard No. 2. The Company is continuing to evaluate the impact of the other restatement items on its internal controls assessment.

As more fully described in the Company’s second and third quarter 2004 Quarterly Reports on Form 10-Q, the Company previously determined in 2004 that its controls over the accounting for property and equipment needed enhancement. The Company has taken several steps to strengthen these controls, including the installation of a new fixed asset reporting and tracking system in 2004 and the implementation of new policies and procedures incorporating such system. The Company completed the installation of this system during the fourth quarter of 2004, and, as of January 1, 2005, implemented this new system to track and report fixed assets and accumulated depreciation, and to calculate depreciation expense. The Company believes its new policies and procedures relating to the tracking and reporting of fixed assets will provide adequate controls over the reporting of fixed assets, accumulated depreciation and depreciation expense in future periods.

To enhance the Company’s internal controls associated with the Company’s accounting for phone system sales, the Company has, as of December 31, 2004, implemented additional policies and procedures, including the utilization of a subledger that details receivables associated with such arrangements. The Company believes that these changes will provide adequate controls in future periods over the reporting of receivables associated with such agreements.

Due to these material weaknesses, the Company anticipates that its independent public accountant’s assessment on the Company’s internal control over financial reporting will conclude that the Company’s internal control over financial reporting was not effective as of December 31, 2004.

ITEM 8.01 Other Events.

The Company announced on March 16, 2005 that the Company’s Board of Directors approved a common stock dividend of $0.10 per share, an increase of 43% from the $0.07 per share dividend paid in the first quarter of 2005. The new common stock dividend of $0.10 per share is payable on June 15, 2005 to all shareholders of record at the close of business on June 1, 2005. The press release relating to the dividend increase is furnished as Exhibit 99.3.

This information, including the Exhibit attached hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liability of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except as shall be expressly set forth by specific reference in such filing.

ITEM 9.01 Financial Statements and Exhibits.

(c) Exhibits.

Ex. No.	Description

99.1	Press Release dated March 17, 2005, Announcing Fourth Quarter and Full Year 2004 Results

99.2	Supplemental Information for press release dated March 17, 2005

99.3	Press Release dated March 16, 2005, Announcing Dividend Increase

SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CT COMMUNICATIONS, INC.
(Registrant)

Date: March 17, 2005	By:	/s/ Ronald A. Marino

Ronald A. Marino
Chief Accounting Officer